                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                      SECURITY DYNAMICS TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 30, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Security Dynamics Technologies, Inc., a Delaware corporation (the "Company"), will be held on Thursday, April 30, 1998 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts (the "Meeting") for the purpose of considering and voting upon the following matters:

     1. To elect two Class I Directors for the ensuing three years;

     2. To approve the amendment and restatement of the Company's 1994 Stock Option Plan, as amended, to (i) increase from 6,570,000 to 9,570,000 the number of shares of Common Stock authorized thereunder, and (ii) provide for the grant by the Company of restricted stock and other stock-based awards thereunder;

     3. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the current year; and

     4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on Thursday, March 26, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1997, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ Arthur W. Coviello, Jr.
                                          --------------------------------------
                                          Arthur W. Coviello, Jr.,
                                          Secretary

April 1, 1998

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                                20 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730

                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 30, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Security Dynamics Technologies, Inc. (the "Company") at the Annual Meeting of Stockholders to be held on Thursday, April 30, 1998 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts and at any adjournments thereof (the "Meeting").

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

     On March 26, 1998, the record date for determination of stockholders entitled to vote at the Meeting (the "Record Date"), there were outstanding and entitled to vote an aggregate of 40,857,538 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1997 ARE FIRST BEING SENT OR GIVEN TO STOCKHOLDERS ON OR ABOUT APRIL 1, 1998. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION OF MARIAN G. O'LEARY, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER, 20 CROSBY DRIVE, BEDFORD, MASSACHUSETTS 01730. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of January 31, 1998 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the directors and nominees for director of the Company, (iii) the Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers on December 31, 1997 (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group.

                                                                     AMOUNT AND NATURE
                                                                 OF BENEFICIAL OWNERSHIP(1)
                                                              --------------------------------
NAME AND ADDRESS                                                                    PERCENT OF
OF BENEFICIAL OWNER                                            NUMBER OF SHARES        CLASS
-------------------                                            ----------------     ----------
5% STOCKHOLDERS

Putnam Investments, Inc. ...................................     4,332,109(2)          10.9%
  One Post Office Square
  Boston, Massachusetts 02109

Pilgrim Baxter & Associates, Ltd. ..........................     3,032,410(3)           7.6%
  1255 Drummers Lane, Suite 300
  Wayne, Pennsylvania 19087

T. Rowe Price Associates, Inc...............................     2,823,700(4)           7.1%
  100 E. Pratt Street
  Baltimore, MD 21202

Kenneth P. Weiss............................................     2,354,516(5)           5.9%
  59 Sargent Street
  Newton, MA 02158

Addison M. Fischer..........................................     2,338,048(6)           5.9%
  3506 Mercantile Avenue
  Naples, FL 34104-3310

Alberto W. Vilar............................................     2,237,900(7)           5.6%
  c/o Amerindo Investment Advisors Inc.
  One Embarcadero Center, Suite 2300
  San Francisco, CA 94111

Goldman, Sachs & Co. .......................................     2,049,720(8)           5.2%
  85 Broad Street
  New York, NY 10004

DIRECTORS
Charles R. Stuckey, Jr. ....................................       743,630(9)           1.9%
D. James Bidzos.............................................       879,755(10)          2.2%
Richard L. Earnest..........................................        44,516(11)            *
Joseph B. Lassiter, III.....................................         9,000(12)            *
George M. Middlemas.........................................        49,982(13)            *
Sanford M. Sherizen.........................................        52,250(14)            *
James K. Sims...............................................        25,000                *
OTHER NAMED EXECUTIVE OFFICERS
Gary A. Rogers..............................................        62,796(15)            *
Arthur W. Coviello, Jr. ....................................       215,464(16)            *
W. David Power..............................................        78,436(17)            *
All executive officers and directors, as a group (13
  persons)..................................................     2,318,729(18)          5.6%

---------------
  *  Less than 1%

 (1) The number of shares beneficially owned by each stockholder, director and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 1998 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

 (2) Putnam Investments, Inc. has shared voting power with respect to 242,200 shares and shared dispositive power with respect to 4,332,109 shares. Putnam Investment Management, Inc. has shared dispositive power with respect to 3,994,209 shares. The Putnam Advisory Company, Inc. has shared voting power with respect to 242,200 shares and shared dispositive power with respect to 337,900 shares. The Putnam New Opportunities Fund has shared dispositive power with respect to 2,132,600 shares. Putnam Investments, Inc., a wholly owned subsidiary of the Marsh & McLennan Companies, Inc., is the sole stockholder of Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. This information is derived from a Schedule 13G/A filed with the Securities and Exchange Commission on January 27, 1998.

 (3) This information is derived from a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 1998.

 (4) This information is derived from a Schedule 13G filed with the Securities and Exchange Commission on February 11, 1998.

 (5) This information is derived from a Schedule 13G/A filed with the Securities and Exchange Commission on January 28, 1998.

 (6) Includes 97,112 shares held by Kairdos L.L.C., a Delaware limited liability company, of which Mr. Fischer is a director and a member. Mr. Fischer disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein. Also includes 206,400 shares held by a grantor retained annuity trust of which Mr. Fischer is the trustee. This information is derived from a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 1998.

 (7) Alberto W. Vilar has sole voting and dispositive power with respect to 2,000 shares, as to only a portion of which beneficial ownership is affirmed, and shared voting and dispositive power with respect to 2,235,900 shares, as to all of which beneficial ownership is disclaimed. Gary A. Tanaka has shared voting and dispositive power with respect to 2,235,900 shares, as to all of which beneficial ownership is disclaimed. Amerindo Investment Advisors Inc., a California corporation ("Amerindo California"), has shared voting and dispositive power with respect to 2,068,800 shares, as to all of which beneficial ownership is disclaimed. Amerindo Investment Advisors, Inc., a Panama corporation ("Amerindo Panama"), has shared voting and dispositive power with respect to 167,100 shares, as to all of which beneficial ownership is disclaimed. Amerindo Investment Advisors Inc. Profit Sharing Trust (the "Trust") has sole voting and dispositive power with respect to 2,000 shares. Mr. Vilar and Mr. Tanaka are the sole shareholders and directors of Amerindo California and Amerindo Panama. Mr. Vilar is the sole trustee of the Trust. This information is derived from a
     Schedule 13G filed with the Securities and Exchange Commission on February 13, 1998.

 (8) This information is derived from a Schedule 13G filed with the Securities and Exchange Commission on February 13, 1998.

 (9) Includes 10,000 shares held by the Stuckey Family Charitable Remainder Unitrust. Also includes 400,000 shares which may be acquired pursuant to stock options exercisable within 60 days after January 31, 1998.

(10) Includes 93,752 shares held by Kairdos L.L.C., a Delaware limited liability company of which Mr. Bidzos is the General Manager and a member. Mr. Bidzos disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein. Also includes 578,271 shares which may be acquired pursuant to stock options exercisable within 60 days after January 31, 1998.

(11) Includes 28,000 shares which may be acquired pursuant to stock options exercisable within 60 days after January 31, 1998.

(12) Consists of 9,000 shares which may be acquired pursuant to stock options exercisable within 60 days after January 31, 1998.

(13) Includes 28,000 shares which may be acquired pursuant to stock options exercisable within 60 days after January 31, 1998.

(14) Includes 12,000 shares which may be acquired pursuant to stock options exercisable within 60 days after January 31, 1998.

(15) Includes 62,500 shares which may be acquired pursuant to stock options exercisable within 60 days after January 31, 1998.

(16) Includes 195,240 shares which may be acquired pursuant to stock options exercisable within 60 days after January 31, 1998.

(17) Includes 78,126 shares which may be acquired pursuant to stock options exercisable within 60 days after January 31, 1998.

(18) Includes an aggregate of 1,484,237 shares which may be acquired pursuant to stock options exercisable within 60 days after January 31, 1998.

VOTES REQUIRED

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required to approve the amendment and restatement of the 1994 Stock Option Plan and to ratify the appointment of the Company's independent auditors.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting to approve the amendment and restatement of the 1994 Stock Option Plan or to ratify the appointment of the Company's independent auditors.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of two Class I directors, three Class II directors and two Class III directors. The Class I, Class II and Class III Directors will serve until the annual meeting of stockholders to be held in 1998, 1999 and 2000, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

     The persons named in the enclosed proxy will vote to elect, as Class I directors, Joseph B. Lassiter, III and Charles R. Stuckey, Jr., the two director nominees named below, unless the proxy is marked otherwise. Messrs. Lassiter and Stuckey are both currently directors of the Company.

     Each Class I director will be elected to hold office until the 2001 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

     For each member of the Board of Directors, including those who are nominees for election as Class I directors, there follows information given by each concerning his principal occupation and business experience for at least the past five years, the names of other publicly held companies of which he serves as a director and his age and length of service as a director of the Company. There are no family relationships among any of the directors, nominees for director and executive officers of the Company.

                                        DIRECTOR    PRINCIPAL OCCUPATION, OTHER BUSINESS EXPERIENCE DURING
NAME                             AGE     SINCE             PAST FIVE YEARS AND OTHER DIRECTORSHIPS
----                             ---    --------    ------------------------------------------------------
NOMINEES FOR TERMS EXPIRING IN 2001 (CLASS I DIRECTORS)

Joseph B. Lassiter, III........  50       1996      Joined Harvard University Graduate School of Business
                                                    Administration in September 1996, where he is
                                                    currently Professor of Management; President of
                                                    Wildfire Communications, Inc., a telecommunications
                                                    software company, from July 1994 to February 1996;
                                                    Vice President of Teradyne, Inc., a manufacturer of
                                                    automatic test equipment, from January 1974 to
                                                    February 1994; Member of the Board of Directors of
                                                    Advanced Magnetics, Inc., a developer of
                                                    organ-specific contrast agents.

Charles R. Stuckey, Jr.........  55       1987      Chairman of the Board of Directors since July 1996;
                                                    President of the Company since January 1987; Chief
                                                    Executive Officer of the Company since March 1987.

DIRECTORS WHOSE TERMS EXPIRE IN 1999 (CLASS II DIRECTORS)

D. James Bidzos................  43       1996      Executive Vice President of the Company since July
                                                    1996; President and Chief Executive Officer of RSA
                                                    Data Security, Inc. since 1988; Chairman of the Board
                                                    of VeriSign, Inc., a company specializing in providing
                                                    public-key certificates and related products and
                                                    services.

                                        DIRECTOR    PRINCIPAL OCCUPATION, OTHER BUSINESS EXPERIENCE DURING
             NAME                AGE     SINCE             PAST FIVE YEARS AND OTHER DIRECTORSHIPS
             ----                ---    --------    ------------------------------------------------------
Richard L. Earnest.............  55       1993      Deputy Mayor of Del Mar, California since November
                                                    1997; Chief Executive Officer of Tudor Publishing
                                                    Company from April 1995 to April 1997; Independent
                                                    consultant to start-up companies from June 1994 to
                                                    March 1995; Chief Executive Officer of DEMAX Software,
                                                    a provider of centralized security management
                                                    software, from June 1993 to June 1994; Chief Executive
                                                    Officer of Advant Edge Systems Group, a software
                                                    company, from April 1991 to June 1993.

Sanford M. Sherizen............  57       1989      President of Data Security Systems, Inc., a computer
                                                    security consulting firm, since 1983.

DIRECTORS WHOSE TERMS EXPIRE IN 2000 (CLASS III DIRECTORS)

George M. Middlemas............  51       1992*     General Partner of Apex Management Partnership, the
                                                    General Partner of Apex Investment Fund II, L.P., a
                                                    venture capital fund, since January 1991; Member of
                                                    the Boards of Directors of Pure Cycle Corporation, a
                                                    manufacturer and marketer of water recycling
                                                    technologies, and American Communications Services,
                                                    Inc., a provider of integrated voice and data
                                                    communications services.

James K. Sims..................  51       1997      Chief Executive Officer, President and member of the
                                                    Board of Directors of Cambridge Technology Partners
                                                    (Massachusetts), Inc., an international consulting and
                                                    systems integration firm, since February 1991; Chief
                                                    Executive Officer and President of Concurrent Computer
                                                    Corporation, a computer hardware manufacturer, from
                                                    October 1985 until September 1990.

---------------
* Mr. Middlemas also served on the Board of Directors of the Company from May 1986 to June 1991.

     For information relating to shares of Common Stock beneficially owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management."

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met ten times (including by telephone conference) during 1997. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

     The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of, and consultants to, the Company and administers and grants awards pursuant to certain of the Company's stock-based compensation plans. The Compensation Committee held five meetings during 1997. The current members of the Compensation Committee are Messrs. Lassiter, Sherizen and Sims.

     The Board of Directors has an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee held four meetings during 1997. The current members of the Audit Committee are Messrs. Earnest and Middlemas.

     The Board of Directors has a Nominating Committee, which makes recommendations to the Board of Directors concerning all facets of the director selection process. Stockholders wishing to propose director candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the

Company and providing information specified in the Company's Bylaws, including the candidate's name, biographical data and qualifications. The Company's Bylaws set forth further requirements for stockholders wishing to nominate director candidates for consideration by stockholders including, among other things, that a stockholder must give written notice of an intent to make such a nomination complying with the Bylaws of the Company to the Secretary of the Company not less than 60 days nor more than 90 days prior to the stockholders' meeting. The Nominating Committee held one meeting during 1997. The current members of the Nominating Committee are Messrs. Lassiter, Sims and Stuckey.


DIRECTOR COMPENSATION

     All of the directors are reimbursed for expenses incurred in connection with their attendance at Board and committee meetings. Each non-employee director is paid $2,000 for attendance at each meeting of the Board or for each telephonic meeting of the Board in which he participates. Each non-employee director is further entitled to $1,000 for each meeting of a committee of the Board attended by the director which is held on a day other than the day of, or the day before or after, the date of any meeting of the full Board of Directors. Other directors are not entitled to compensation in their capacities as directors.

     In October 1994, the Company issued and sold to Mr. Earnest 26,016 restricted shares of Common Stock, at a purchase price of $.0025 per share, in consideration for his services as a member of the Board of Directors. These shares became fully vested on April 23, 1997.

     In October 1997, James K. Sims was elected to the Board of Directors as a Class III director, filling a vacancy created by the resignation of Marino R. Polestra. In connection with his election, the Company granted to Mr. Sims an option under the Company's 1994 Stock Option Plan to purchase 30,000 shares of Common Stock at an exercise price of $37.59 per share, vesting 10,000 shares annually. Mr. Sims was also granted an option under the 1994 Director Stock Option Plan to purchase 6,000 shares of Common Stock at an exercise price of $37.59 per share. In addition, on November 6, 1997, Mr. Sims purchased 25,000 shares of Common Stock from the Company at a purchase price of $25.92 per share, representing 75% of the closing price of the Common Stock on the Nasdaq National Market on the date of purchase, pursuant to a Stock Purchase Agreement, dated November 6, 1997 (the "Sims Agreement"), by and between the Company and Mr. Sims. The Sims Agreement also provides that in the event that Mr. Sims ceases to be a member of the Board of Directors of the Company for any reason or no reason, with or without cause, prior to November 6, 1998, then Mr. Sims shall return to the Company a pro rata portion of the aggregate discount on the shares purchased.


  1994 Director Stock Option Plan

     The 1994 Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors and approved by the stockholders of the Company in October 1994. Under the terms of the Director Plan, directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to receive nonstatutory options to purchase shares of Common Stock. A total of 300,000 shares of Common Stock may be issued upon exercise of options granted under the Director Plan.

     Each eligible director shall receive options under the Director Plan to purchase shares of Common Stock upon his or her initial election to the Board of Directors. Such options shall cover the number of shares of Common Stock determined by multiplying (i) 12,000 by (ii) the quotient of (x) the number of whole calendar months between the option grant date and the date of the next annual meeting of stockholders and (y) 12. In connection with his initial election to the Board of Directors, Mr. Sims was granted an option under the Director Plan to purchase 6,000 shares of Common Stock at an exercise price of $37.59 per share on October 16, 1997.

     In addition, annual options to purchase 12,000 shares of Common Stock shall also be granted under the Director Plan to each eligible director on the date of each annual meeting of stockholders, provided that such director shall continue to serve as director immediately after such annual meeting. Options to purchase 12,000 shares of Common Stock at an exercise price of $27.83 per share were granted under the Director Plan to each of Messrs. Earnest, Sherizen, Lassiter and Middlemas on April 24, 1997, the date of the Company's 1997 Annual Meeting of Stockholders.

     All options granted under the Director Plan shall vest on the first anniversary of the date of grant (or, in the case of annual options, the day prior to the first annual meeting of stockholders of the Company following the date of grant, if earlier). The exercise price of options granted under the Director Plan will equal the lesser of (i) the closing price of the Common Stock on the date of grant or (ii) the average of the closing prices of the Common Stock on the Nasdaq National Market (or such other nationally recognized exchange or trading system if the Common Stock is no longer traded on the Nasdaq National Market) for a period of ten consecutive trading days prior to such date.

     Except as otherwise provided by the Board of Directors, options granted under the Director Plan generally are not transferrable by the optionee except by will or by the laws of descent and distribution. In the event an optionee ceases to serve as a director, each option may be exercised by the optionee for the portion then exercisable at any time within 60 days after the optionee ceases to serve as a director; provided, however, that in the event that the optionee ceases to serve as a director due to his death or disability, then the optionee, or his or her administrator, executor or heirs may exercise the exercisable portion of the option for up to 180 days following the date the optionee ceased to serve as a director. No option is exercisable after the expiration of ten years from the date of grant.


COMPENSATION OF EXECUTIVE OFFICERS

  Employment Agreements

     The Company is a party to an Amended and Restated Employment Agreement, dated as of November 1, 1997, with Charles R. Stuckey, Jr., providing for the employment of Mr. Stuckey as President and Chief Executive Officer of the Company. The agreement provides for a two-year term ending on November 1, 1999, after which time the agreement renews automatically for successive one-year terms until either party gives written notice of non-renewal at least 90 days prior to the expiration of the then-current term. The agreement provides for an annual base salary of $231,000, as well as annual bonuses upon the satisfaction of agreed-upon goals and objectives. The agreement also provides that Mr. Stuckey shall be entitled to receive the same standard employment benefits as other executives of the Company receive. If Mr. Stuckey is terminated other than for cause (as defined therein), he shall be entitled to receive severance payments equal to 24 months' base salary, acceleration of all stock options and full medical and insurance benefits until death, and the parties shall negotiate in good faith regarding the retention of Mr. Stuckey as a consultant to the Company for a two-year period. In the event of a change in control of the Company (as defined therein), Mr. Stuckey shall be entitled, at his election, to receive, subject to certain limitations, a lump sum payment equal to 24 months' base salary. In addition, he shall receive acceleration of all stock options if he is terminated other than for cause within one year after a change in control of the Company.

     The Company is also a party to a letter agreement, dated August 21, 1995, with Arthur W. Coviello, Jr. Under the agreement, Mr. Coviello serves as Executive Vice President and Chief Operating Officer of the Company. Mr. Coviello's annual base salary is $200,000, and he is eligible to receive annual bonuses upon the satisfaction of agreed-upon goals and objectives. Mr. Coviello is also entitled to severance of six months' salary and benefits in the event that his employment is terminated by the Company. In addition, for each full year of service with the Company (up to a maximum of six years), Mr. Coviello will receive an additional one month of severance (thus aggregating up to 12 months of severance).

     Concurrently with the execution on April 14, 1996 of the Merger Agreement relating to the Company's acquisition of RSA Data Security, Inc. ("RSA"), RSA entered into an employment agreement with Mr. Bidzos for a two-year period beginning July 26, 1996. Under the agreement, Mr. Bidzos serves as President of RSA (or such other position as RSA's Board of Directors determines). Mr. Bidzos' compensation consists of: (i) an annual base salary of $200,000, provided that in no event may Mr. Bidzos' aggregate annual compensation (including bonus) be less than $250,000; and (ii) an annual bonus if Mr. Bidzos satisfies certain revenue objectives for RSA. In addition, Mr. Bidzos was granted an option to purchase 300,000 shares of the Company's Common Stock at an exercise price of $32.28 per share.

     The agreement with Mr. Bidzos is terminable (i) at the end of the two-year term, (ii) at the election of RSA for cause, (iii) upon Mr. Bidzos' death or disability or (iv) at RSA's election upon thirty days' written notice. In the event that Mr. Bidzos' employment is terminated for cause or upon death or disability, RSA will pay to Mr. Bidzos, or his estate, compensation and benefits through the last day of his actual employment. If RSA terminates Mr. Bidzos' employment without cause, RSA will pay to Mr. Bidzos the compensation otherwise payable to him through the last day of the period covered by the noncompetition agreement described below.

     Mr. Bidzos has agreed that, subject to certain exceptions, during the term of his employment by RSA and for a period extending through the later of July 27, 1998 or the first anniversary after which he ceases to be employed by RSA, the Company, or any affiliate of the Company, he will not directly or indirectly engage in any business which offers products or services that are competitive with the products and services of RSA, the Company or any of their respective affiliates. In addition, Mr. Bidzos has agreed not to solicit the employees or customers of RSA, the Company or any affiliate during the noncompetition period described above. The devotion of not more than 10% of Mr. Bidzos' business time, attention and energies to certain investments with which Mr. Bidzos has historically been associated is expressly excluded from the noncompetition provisions of the employment agreement.

     Messrs. Stuckey, Rogers, Coviello and Power have each entered into noncompetition agreements with the Company. Pursuant to the terms of the noncompetition agreements, each of Messrs. Stuckey, Rogers, Coviello and Power has agreed, through the first anniversary of the date of termination of his respective employment with the Company, not to engage in any business activity that is directly or indirectly in competition with the Company in the United States with any of the products or services being developed, provided or sold by the Company at such time. Furthermore, each executive officer has agreed that he will not, directly or indirectly, employ any person who is employed by the Company at any time during the term of the noncompetition agreement, or in any manner seek to induce any such person to leave his or her employment with the Company.

  1998 Deferred Compensation Plan

     On January 22, 1998, the Board of Directors adopted the Company's 1998 Deferred Compensation Plan (the "Deferred Compensation Plan"). Pursuant to the Deferred Compensation Plan, management and certain highly compensated employees may elect to defer up to 75% of base salary and up to 100% of annual bonus, which amounts shall be placed into a trust established thereunder. Upon the participant's retirement, termination, death or disability, benefits shall be paid to the participant or his or her beneficiaries, heirs or estate. The Company expects to implement the Deferred Compensation Plan during 1998.

  Summary Compensation

     The following table sets forth certain information with respect to the annual and long-term compensation of each of the Named Executive Officers for the three years ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                     ------------
                                                                        AWARDS
                                                                     ------------
                                             ANNUAL COMPENSATION      NUMBER OF
                                             --------------------       SHARES        ALL OTHER
                                              SALARY      BONUS       UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR      ($)        ($)(1)       OPTIONS          ($)(2)
---------------------------          ----    --------    --------    ------------    ------------
Charles R. Stuckey, Jr. ...........  1997    $236,006    $158,078            0          $6,365
  Chairman of the Board,             1996     219,471     170,918      200,000           5,202
  President and Chief                1995     192,356     281,078            0           5,000
  Executive Officer

Gary A. Rogers(3)..................  1997     162,847     146,533      250,000           4,163
  Senior Vice President,
  World Wide Sales and Field
  Operations

Arthur W. Coviello, Jr. ...........  1997     202,628      97,760            0           5,180
  Executive Vice President,          1996     175,000      85,968            0           4,087
  Chief Operating Officer            1995      54,519      20,000      600,000           1,043
  and Secretary

D. James Bidzos(4).................  1997     202,333      97,760            0           2,728
  Executive Vice President           1996     165,778     125,858      300,000           9,902
  and President of RSA
  Data Security, Inc.

W. David Power(5)..................  1997     169,663      73,992      100,000           4,534
  Senior Vice President,             1996      14,423      20,000      250,000             902
  Marketing and Corporate
  Development

---------------
(1) Amounts in this column represent bonuses earned under the Company's executive compensation program for the respective fiscal years.

(2) Amounts shown in this column for fiscal 1997 represent the aggregate value of the Company's contributions on behalf of the executives to Group Term Life Insurance ($1,650 for Mr. Stuckey, $246 for Mr. Rogers, $374 for Mr. Coviello, $395 for Mr. Bidzos, and $145 for Mr. Power), the Company's 401(k) savings plan ($2,715 for Mr. Stuckey, $1,917 for Mr. Rogers, $2,806 for Mr. Coviello, $333 for Mr. Bidzos, and $2,389 for Mr. Power), and the Company's Profit Sharing Plan ($2,000 for each of Messrs. Stuckey, Rogers, Coviello, Bidzos, and Power).

(3) Mr. Rogers joined the Company as Senior Vice President, World Wide Sales and Field Operations in February 1997.

(4) Mr. Bidzos joined the Company as Executive Vice President in July 1996.

(5) Mr. Power joined the Company as Senior Vice President, Marketing and Corporate Development in November 1996.

  Option Grants

     The following table sets forth certain information concerning grants of stock options during the year ended December 31, 1997 to each of the Named Executive Officers. The Company granted no stock appreciation rights during fiscal 1997.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE VALUE AT
                               ---------------------------------------------------      ASSUMED ANNUAL RATES OF
                               NUMBER OF     PERCENT OF                                          STOCK
                                 SHARES     TOTAL OPTIONS                                PRICE APPRECIATION FOR
                               UNDERLYING    GRANTED TO     EXERCISE                         OPTION TERM(2)
                                OPTIONS     EMPLOYEES IN    PRICE PER   EXPIRATION   ------------------------------
                                GRANTED      FISCAL YEAR    SHARE(1)       DATE           5%              10%
                               ----------   -------------   ---------   ----------   -------------   --------------
Charles R. Stuckey, Jr. .....         0            0            N/A        N/A           N/A             N/A
Gary A. Rogers...............   250,000         10.3%        $30.50      1/27/07      $4,795,322      $12,152,286
Arthur W. Coviello, Jr. .....         0            0            N/A        N/A           N/A             N/A
D. James Bidzos..............         0            0            N/A        N/A           N/A             N/A
W. David Power...............   100,000          4.1%        $31.50     10/27/07      $1,981,018      $ 5,020,289

---------------
(1) Options become exercisable over a four-year period and generally terminate three months following termination of the executive officer's employment with the Company or the expiration date, whichever occurs earlier. The exercise price of each option was determined to be equal to the fair market value per share of the Common Stock on the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, and the date on which the options are exercised.

  Aggregated Option Exercises and Year-End Option Table

     The following table summarizes certain information regarding stock options exercised during the year ended December 31, 1997 and stock options held as of December 31, 1997 by each of the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF
                                                            SHARES UNDERLYING
                                                               UNEXERCISED          VALUE OF UNEXERCISED
                            NUMBER OF                       OPTIONS AT FISCAL       IN-THE-MONEY OPTIONS
                             SHARES           VALUE             YEAR-END             AT FISCAL YEAR-END
                           ACQUIRED ON       REALIZED         (EXERCISABLE/      (EXERCISABLE/UNEXERCISABLE)
NAME                       EXERCISE(#)        ($)(1)        UNEXERCISABLE)(#)              ($)(2)
----                       -----------    --------------    -----------------    ---------------------------
Charles R. Stuckey,
  Jr. ...................    289,800        $8,824,410       387,500/112,500       $11,656,406/$1,236,094
Gary A. Rogers...........          0        $        0             0/250,000                $0/$1,312,500
Arthur W. Coviello,
  Jr. ...................     63,800        $1,813,594       185,912/240,288        $4,793,044/$6,194,925
D. James Bidzos..........     20,000        $  712,000       569,522/206,249        $16,904,977/$ 716,715
W. David Power...........          0        $        0        62,500/287,500                $0/$  425,000

---------------
(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2) Value based on the last sales price per share ($35.75) of the Company's Common Stock on December 31, 1997, as reported on the Nasdaq National Market, less the exercise price.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") is responsible for recommending compensation policies with respect to the Company's executive officers, and for making decisions about awards under certain of the Company's stock-based compensation plans. Each member of the Committee is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). This report addresses the Company's compensation policies for 1997 as they affected the Chief Executive Officer and the Company's other executive officers, including the Named Executive Officers.

  Compensation Policies

     The Compensation Committee's executive compensation policies are designed to provide competitive compensation opportunities, reward executives consistent with the Company's performance, recognize individual performance and responsibility, underscore the importance of stockholder value creation, and assist the Company in attracting and retaining qualified executives. The principal elements of compensation employed by the Compensation Committee to meet these objectives are base salaries, annual cash incentives and long-term stock-based incentives.

     All compensation decisions are determined following a detailed review of many factors that the Compensation Committee believes are relevant, including external competitive data, the Company's achievements over the past year, the individual's contributions to the Company's success, any significant changes in role or responsibility, and the internal equity of compensation relationships.

     In general, the Compensation Committee intends that the overall total compensation opportunities provided to the executive officers should reflect competitive compensation for executives with corresponding responsibilities in comparable firms providing similar products and services. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company's financial performance, and the individual's performance in establishing the compensation opportunities of the executive officers. Total compensation opportunities for the executive officers are adjusted over time as necessary to meet this objective. Actual compensation earned by the executive officers reflects both their contributions to the Company's actual stockholder value creation and the Company's actual financial performance.

     The competitiveness of the Company's total compensation program -- including base salaries, annual cash incentives and long-term stock-based incentives -- is regularly assessed with the assistance of the Compensation Committee's outside compensation consultant. Data for external comparisons are drawn from a number of sources, including the publicly available disclosures of selected comparable firms with similar products and national compensation surveys of information technology firms of similar size.

     While the targeted total compensation levels for the executive officers are intended to be competitive, compensation paid in any particular year may be more or less than the average, depending upon the Company's actual performance.

  Base Salary

     Base salaries for all executive officers, including the Chief Executive Officer, are reviewed by the Compensation Committee on an annual basis. In determining appropriate base salaries, the Compensation Committee considers external competitiveness, the roles and responsibilities of the individual, the internal equity of compensation relationships and the contributions of the individual to the Company's success.

  Annual Cash Incentive Opportunities

     The Company believes that executives should be rewarded for their contributions to the success and profitability of the business and, as such, approves the annual cash incentive awards. Incentive awards are linked to the achievement of revenue and net income goals by the Company and/or specific business units, and the achievement by the executives of certain assigned objectives. The individual objectives set for executive officers of the Company are generally objective in nature and include such goals as revenue, profit and budget objectives, increased departmental productivity and improved quality control. The Compensation Committee believes that these arrangements tie the executive's performance closely to key measures of success of the Company or the executive's business unit. All executive officers, including the Chief Executive Officer, are eligible to participate in this program.

  Long-Term Stock-Based Incentives

     The Compensation Committee also believes that it is essential to link executive and stockholder interests. As such, from time to time the Compensation Committee grants stock options to executive officers and other employees under the Company's 1994 Stock Option Plan. In determining actual awards, the Compensation Committee considers the externally competitive market, the contributions of the individual to the success of the Company, and the need to retain the individual over time. All executive officers, including the Chief Executive Officer, are eligible to receive awards under the 1994 Stock Option Plan.

     Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its Named Executive Officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Although no Named Executive Officer received compensation exceeding this limit in 1997, the Company has limited the number of shares subject to stock options which may be granted to Company employees in a manner that complies with the performance-based requirements of
Section 162(m). While the Compensation Committee does not currently intend to qualify its annual incentive awards as a performance-based plan, it will continue to monitor the impact of Section 162(m) on the Company.

  1997 Compensation

     Base salaries paid in 1997, for all executive officers other than the Chief Executive Officer, reflect the Compensation Committee's review of external competitiveness, the roles and responsibilities of the individuals, the internal equity of compensation relationships and the contributions of the individual. The Compensation Committee believes that the base salary paid the Chief Executive Officer in 1997 was approximately competitive with base salaries paid to chief executive officers at comparable firms.

     The Company entered into an Amended and Restated Employment Agreement, dated as of November 1, 1997, with Mr. Stuckey which provides for an annual base salary of $231,000, as well as annual bonuses. See "Compensation of Executive Officers -- Employment Agreements."

     Annual cash incentives paid to all executive officers, including the Chief Executive Officer, for 1997 were determined in conjunction with the Compensation Committee's assessment of the Company's performance with respect to predetermined objectives as outlined above.

     Stock options awarded in 1997 to certain executive officers were based on an assessment of individual contribution, Company success and competitive practice, and were intended to help retain the executives over time and to provide rewards consistent with stockholder returns. As such, all options granted in 1997 vest ratably over a predetermined period of time, with an exercise price equal to the fair market value on the date of the grant. With respect to these grants, no compensation will be earned unless the share price increases beyond the grant price, thereby creating stockholder returns.


                                          Joseph B. Lassiter, III
                                          Sanford M. Sherizen
                                          James K. Sims


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Company's Compensation Committee are Messrs. Lassiter, Sherizen and Sims. Mr. Middlemas served as a member of the Compensation Committee until October 1997. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the period from December 14, 1994 through December 31, 1997 with the cumulative total return on (i) Standard and Poor's SmallCap 600 Index and (ii) Hambrecht & Quist's Growth Index. The comparison assumes the investment of $100 on December 14, 1994 in the Company's Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends. Prior to December 14, 1994, the Company's Common Stock was not registered under the Exchange Act.

                                                                                 Hambrecht &
        Measurement Period          Security Dynamics     S&P SmallCap 600      Quist Growth
      (Fiscal Year Covered)         Technologies, Inc.         Index*               Index
12/14/94                                  100.00               100.00              100.00
12/31/94                                  116.46               102.43              103.25
12/31/95                                  681.59               133.12              172.31
12/31/96                                  787.89               161.50              180.35
12/31/97                                  894.20               202.82              185.23

---------------

* Partial returns are not available for the S&P SmallCap 600 Index and therefore returns for this index were measured from December 1, 1994.


              PROPOSAL 2 -- APPROVAL OF AMENDMENT AND RESTATEMENT
                         OF THE 1994 STOCK OPTION PLAN

     On January 22, 1998 and March 8, 1998, the Board of Directors adopted resolutions, subject to stockholder approval, to approve the amendment and restatement of the Company's 1994 Stock Option Plan, as amended (the "1994 Plan"), among other things, to increase the number of shares of Common Stock authorized for issuance thereunder from 6,570,000 to 9,570,000 shares and to provide for the grant by the Company thereunder of restricted stock and other stock-based awards. The Board has determined to amend and restate the 1994 Plan because it believes that (i) the number of shares currently available thereunder will not be sufficient to satisfy the Company's incentive compensation needs through fiscal 1998, and (ii) the ability to grant restricted stock and other stock-based awards thereunder will give the Company additional flexibility in satisfying such incentive compensation needs. The Board of Directors believes that continued grants of stock options, as well as grants of restricted stock and other stock-based awards, will be an important element in attracting and retaining key employees who are expected to contribute to the Company's growth and success. If the amendment and restatement of the 1994 Plan is approved, the Company will have additional authorized shares of Common Stock available for future awards, including awards in connection with any merger, consolidation or acquisition by the Company.

     The 1994 Plan, as proposed to be amended and restated (the "Restated Plan"), shall govern all awards made thereunder on or after the date stockholder approval is obtained, and the 1994 Plan, as in effect immediately prior to such stockholder approval, shall continue to govern all options granted thereunder prior to such stockholder approval. As of March 10, 1998, and subject to stockholder approval of the Restated Plan, 3,019,352 shares were available for issuance thereunder.

     THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1994 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.


SUMMARY OF THE AMENDED AND RESTATED 1994 STOCK OPTION PLAN

     The following is a summary of the material provisions of the Restated Plan.

  Description of Awards

     The Restated Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Code ("incentive stock options"), or options not intended to qualify as incentive stock options ("nonstatutory options"), restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights. Generally, awards under the Restated Plan are not assignable or transferable except by will or the laws of descent and distribution and, in the case of nonstatutory options, pursuant to a qualified domestic relations order (as defined in the Code).

     Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The Restated Plan permits the administrator to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means. Any optionee who is a participant in a deferred compensation plan of the Company may elect to defer, subject to certain limitations, the receipt of shares issuable upon the exercise of an option.

     Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.

     Other Stock-Based Awards. Under the Restated Plan, the Board of Directors has the right to grant other awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

  Eligibility to Receive Awards

     Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted awards under the Restated Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an award may be granted to any participant under the Restated Plan may not exceed 300,000 shares per calendar year.

     As of January 31, 1998, the Company had approximately 637 employees and five non-employee directors, all of whom were eligible to participate in the Restated Plan. The number of individuals receiving awards varies from year to year depending on various factors, such as the number of promotions and the Company's hiring needs during the year, and thus the Company cannot now determine award recipients. From the initial adoption of the Company's 1994 Stock Option Plan through January 31, 1998: options to purchase an aggregate of 200,000 shares thereunder had been granted to Charles R. Stuckey, Jr., the Chairman of the Board, President and Chief Executive Officer of the Company; options to purchase an aggregate of 250,000 shares thereunder had been granted to Gary A. Rogers, the Senior Vice President, World Wide Sales and Field Operations of the Company; options to purchase an aggregate of 600,000 shares thereunder had been granted to Arthur D. Coviello, Jr., the Executive Vice President and Chief Operating Officer of the Company; options to purchase an aggregate of 300,000 shares thereunder had been granted to D. James Bidzos, the Executive Vice President of the Company; options to purchase an aggregate of 350,000 shares thereunder had been granted to W. David Power, Senior Vice President, Marketing and Corporate Development of the Company; options to purchase an aggregate of 30,000 shares thereunder had been granted to James K. Sims, a non-employee director of the Company; no options to purchase shares thereunder had been granted to any associate of any director, executive officer or nominee for director of the Company; and options to purchase an aggregate of 4,494,273 shares thereunder had been granted to all employees of the Company who are not executive officers.

     On March 26, 1998, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $41.00.


  Administration

     The Restated Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Restated Plan, the Compensation Committee has the authority to select the persons to whom awards are granted and determine the terms of each award, including (i) the number of shares at Common Stock covered by options and the dates upon which such option become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

     The Compensation Committee may, in its sole discretion, include additional provisions in any award granted or made under the Restated Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Compensation Committee, so long as not inconsistent with the Restated Plan or applicable law. The Compensation Committee may also, in its sole discretion, accelerate or extend the date or dates on which all or any particular option or options granted under the Restated Plan may be exercised.

     The Board of Directors is required to make appropriate adjustments in connection with the Restated Plan and any outstanding awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the Restated Plan), the Board of Directors is authorized to provide for outstanding options or other stock-based awards to be assumed or substituted for, to accelerate the awards to make them fully exercisable prior to consummation of the Acquisition Event or to provide for a cash out of the value of any outstanding options. If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such award will again be available for grant under the Restated Plan.

     The Restated Plan will remain in effect until October 3, 2004 (except that it will continue in effect as to equity-related securities outstanding on that date), unless earlier terminated by the Board of Directors. The Board of Directors may amend, suspend or terminate the Restated Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Restated Plan and with respect to the sale of Common Stock acquired under the Restated Plan.


  Incentive Stock Options

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.


  Nonstatutory Stock Options

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.


  Restricted Stock Awards

     A participant will not recognize taxable income upon the grant of a restricted stock award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the award is granted if a Section 83(b) Election is made.


  Other Stock-Based Awards

     The tax consequences associated with any other stock-based award granted under the Restated Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant's holding period and tax basis for the award or underlying Common Stock.


  Maximum Income Tax Rates on Capital Gain and Ordinary Income

     Long-term capital gain will be taxable at a maximum rate of 20% if attributable to Common Stock held for more than eighteen months and at a maximum rate of 28% if attributable to Common Stock held for more than one year but not more than eighteen months. Short-term capital gain and ordinary income will be taxable at a maximum rate of 39.6%. Phaseouts of personal exemptions and reductions of allowable itemized deductions at higher levels of income may result in slightly higher marginal tax rates. Ordinary compensation income will also be subject to a medicare tax and, under certain circumstances, a social security tax.


  Tax Consequences to the Company

     The grant of an award under the Restated Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the Restated Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Restated Plan, including in connection with a restricted stock award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized by participants under the Restated Plan who are employees or otherwise subject to withholding in connection with a restricted stock award or the exercise of a nonstatutory stock option.


           PROPOSAL 3 -- RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP as auditors of the Company for the year ending December 31, 1998, subject to ratification by stockholders at the Meeting. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Board of Directors will reconsider the matter. A representative of Deloitte & Touche LLP, which served as the Company's auditors for the year ended December 31, 1997, is expected to be present at the Meeting to respond to appropriate questions, and to make a statement if he or she so desires.


                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Any proposal that a stockholder intends to present at the 1999 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, 20 Crosby Drive, Bedford, Massachusetts 01730, no later than December 2, 1998 in order to be considered for inclusion in the Company's proxy statement and proxy card relating to that meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Except as described below, and based solely on its review of copies of Section 16(a) reports filed by the Reporting Persons furnished to the Company, the Company believes that during 1997 the Reporting Persons complied with all Section 16(a) filing requirements.

     D. James Bidzos, the Executive Vice President and a member of the Board of Directors of the Company, reported sales of an aggregate of 7,500 beneficially owned shares of Common Stock which occurred on February 6, 1997 in two separate transactions, and sales of an aggregate of 15,000 beneficially owned shares of Common Stock which occurred on February 7, 1997 in four separate transactions, on a Form 4 filed on August 11, 1997.

     Richard L. Earnest, a director of the Company, reported a sale of 20,000 shares of Common Stock which occurred on March 11, 1997 on a Form 4 filed on October 28, 1997.


                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

     The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution. The Company has also retained MacKenzie Partners, Inc. at an estimated expense of $4,000 plus reimbursement of expenses, to assist in the solicitation of proxies by telephone and mail.

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.


                                          By Order of the Board of Directors,



                                          /s/ Arthur W. Coviello, Jr.
                                          -------------------------------------
                                          Arthur W. Coviello, Jr., Secretary

April 1, 1998

                                                                    APPENDIX A

                       SECURITY DYNAMICS TECHNOLOGIES INC.

                       1994 STOCK OPTION PLAN, AS AMENDED

                                1998 Restatement


1.    Restatement; Purpose

      (a) This is a restatement (the "1998 Restatement") of the 1994 Stock Option Plan (the "Plan") of Security Dynamics Technologies, Inc., a Delaware corporation (the "Company"). The 1998 Restatement shall govern all awards made under the Plan on or after the date the 1998 Restatement is adopted by the Board of Directors of the Company (the "Board") and approved by the Company's stockholders. Options granted under the Plan prior to the approval of the 1998 Restatement shall be governed by the terms of the Plan as in effect immediately prior to the date of such adoption.

      (b) The purpose of the Plan is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of Security Dynamics Technologies, Inc. as defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.    Eligibility

      All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant."

3.    Administration, Delegation

      (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

      (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

      (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). The Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.    Stock Available for Awards

      (a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 9,570,000 shares of the common stock, $.01 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

      (b) Per-Participant Limit. Subject to adjustment under Section 8, the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 300,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

5.    Stock Options

      (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

      (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

      (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

      (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided that Options may not be granted for a term in excess of ten years.

      (e) Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

      (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

            (i)   in cash or by check, payable to the order of the Company;

            (ii) except as the Board may, in its sole discretion, otherwise provide in an option agreement, (A) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

            (iii) at such time as the Common Stock is registered under the
                  Exchange Act, delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by ) the Board in good faith ("Fair Market Value"), which

                  Common Stock was owned by the Participant at least six months prior to such delivery;

            (iv)  to the extent permitted by the Board, in its sole discretion
                  (A) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (B) by payment of such other lawful consideration as the Board may determine; or

            (v)   any combination of the above permitted forms of payment.

      (g) Deferral. Any Participant who is a participant in a deferred compensation plan established by the Company may elect with the permission of the Board and in accordance with rules established by the Board to defer the receipt of any shares of Common Stock issuable upon the exercise of an option provided that such election is irrevocable and made at least that number of days prior to the exercise of the option which shall be determined by the Board. The Participant's account under such deferred compensation plan shall be credited with a number of stock units equal to the number of shares so deferred.

6.    Restricted Stock

      (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

      (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.    Other Stock-Based Awards

      The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.    Adjustments for Changes in Common Stock and Certain Other Events

      (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

      (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

      (c)   Acquisition Events

            (1) Definition. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

            (2) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board may take any one or more of the following actions:

            (i) provide that outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code;

            (ii) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time (the "Acceleration Time") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event;

            (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable), exceeds (B) the aggregate exercise price of such Options; and

            (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

            (3) Consequences of an Acquisition Event on Restricted Stock Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

            (4) Consequences of an Acquisition Event on Other Awards. The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

9.    General Provisions Applicable to Awards

      (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

      (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Such written instrument may be in the form of an agreement signed by the Company and the Participant or a written confirming memorandum to the Participant from the Company. Each Award may contain terms and conditions in addition to those set forth in the Plan.

      (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

      (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

      (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

      (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant. Without intending to limit the generality of the preceding sentence, the Board may, without amending the Plan, modify Awards granted to

Participants who are foreign nationals or employed outside the United States to reorganize differences in laws, rules, regulations or customers of such foreign jurisdiction with respect to tax, securities, currency, employee benefits or other matters.

      (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

      (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.   Miscellaneous

      (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

      (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the close of business on the record date for such stock dividend and the close of business on the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

      (c) Effective Date and Term of Plan. The 1998 Restatement of Plan shall become effective on the date on which it is adopted by the Board and approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

      (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that, to the extent required by
Section 162(m), no Award granted to a Participant designated as subject to
Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

      (e) Stockholder Approval. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

      (f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

                                                                      APPENDIX B
                      SECURITY DYNAMICS TECHNOLOGIES, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 30, 1998

                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF THE COMPANY
                   AND SHOULD BE RETURNED AS SOON AS POSSIBLE

      The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Charles R. Stuckey, Jr. and Arthur W. Coviello, Jr., and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of SECURITY DYNAMICS TECHNOLOGIES, INC. (the "Company") to be held on Thursday, April 30, 1998 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

      In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, GIVING FULL TITLE.

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

__________________________________        ___________________________________

__________________________________        ___________________________________

__________________________________        ___________________________________

[X]   PLEASE MARK VOTES AS IN THIS EXAMPLE


SECURITY DYNAMICS TECHNOLOGIES, INC.



MARK BOX AT                           MARK BOX AT RIGHT IF
RIGHT IF YOU            [  ]          AN ADDRESS CHANGE                [  ]
PLAN TO                               OR COMMENT HAS BEEN
ATTEND THE                            NOTED ON THE REVERSE
MEETING                               SIDE OF THIS CARD

1. To elect the following nominees for Class I Director to serve for the ensuing three years (except as marked below):

            Joseph B. Lassiter, III
            Charles R. Stuckey, Jr.

       [  ] FOR ALL NOMINEES         [  ] WITHHOLD     [  ] FOR ALL EXCEPT

      Note: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2. To approve the amendment and restatement of the Company's 1994 Stock Option Plan, as amended.


       [  ] FOR                      [  ] AGAINST      [  ] ABSTAIN

3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the current year.


       [  ] FOR                      [  ] AGAINST      [  ] ABSTAIN

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" BOTH DIRECTOR NOMINEES AND "FOR" EACH OF PROPOSALS 2 AND 3.

      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

      A VOTE "FOR" BOTH DIRECTOR NOMINEES AND A VOTE "FOR" EACH OF PROPOSALS 2 AND 3 ARE RECOMMENDED BY THE BOARD OF DIRECTORS.

      IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.


RECORD DATE SHARES:

Please be sure to sign
and date this Proxy.                Date: ______________________



                                    ___________________________________
                                          Stockholder sign here



                                    ___________________________________
                                          Co-owner sign here


DETACH CARD                                                          DETACH CARD